UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 8, 2021

SIENTRA, INC.

(Exact name of registrant as specified in its charter)

Commission File Number: 001-36709

Delaware	20-5551000
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

420 South Fairview Avenue, Suite 200

Santa Barbara, CA 93117

(Address of principal executive offices, with zip code)

(805) 562-3500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	SIEN	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 1.01	Entry into a Material Definitive Agreement.

On February 8, 2021, Sientra, Inc., a Delaware corporation (the “Company”), entered into an Underwriting Agreement (the “Underwriting Agreement”) with Stifel, Nicolaus & Company, Incorporated, acting as the underwriter named therein (the “Underwriter”) relating to the issuance and sale of 5,410,628 shares of the Company’s common stock, par value $0.01 per share (the “Offering”). The price to the public in the Offering is $6.75 per share, before underwriting discounts and commissions. Under the terms of the Underwriting Agreement, the Company has granted the Underwriter an option, exercisable for 30 days from the date of the Underwriting Agreement, to purchase up to an additional 811,594 shares of common stock. The net proceeds to the Company from the Offering are expected to be approximately $33.9 million, after deducting underwriting discounts and commissions and estimated Offering expenses payable by the Company, assuming no exercise by the Underwriter of its option to purchase additional shares of common stock, or approximately $39.1 million if the Underwriter exercises its option to purchase additional shares in full. The transactions contemplated by the Underwriting Agreement are expected to close on February 11, 2021, subject to the satisfaction of customary closing conditions.

The Offering is being made pursuant to the Company’s shelf registration statement on Form S-3 (File No. 333-231288), which became effective on May 22, 2019, as supplemented by a preliminary and final prospectus supplement thereunder, filed with the Securities and Exchange Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the “Securities Act”).

The Underwriting Agreement contains customary representations, warranties and agreements by the Company, customary conditions to closing, indemnification obligations of the Company and the Underwriter, including for liabilities under the Securities Act, other obligations of the parties and termination provisions. A copy of the Underwriting Agreement is filed as Exhibit 1.1 to this Current Report and is incorporated herein by reference. The foregoing description of the terms of the Underwriting Agreement is qualified in its entirety by the Underwriting Agreement.

The legal opinion, including the related consent, of DLA Piper LLP (US) relating to the legality of the issuance and sale of the shares of the Company’s common stock in the Offering is filed as Exhibit 5.1 to this Current Report.

This Current Report contains forward-looking statements that involve risk and uncertainties, such as statements related to the anticipated closing of the Offering and the amount of net proceeds expected from the Offering. The risks and uncertainties involved include the Company’s ability to satisfy certain conditions to closing on a timely basis or at all, as well as other risks detailed from time to time in the Company’s Securities and Exchange Commission filings.

Item 8.01	Other Events.

On February 8, 2021, the Company issued press releases announcing that it had commenced and priced the Offering. Copies of these press releases are attached as Exhibits 99.1 and 99.2 hereto, respectively.

Item 9.01	Financial Statements and Exhibits.

(d) The following exhibits are filed with this Current Report:

Exhibit No.	Description

1.1	Underwriting Agreement, dated February 8, 2021, by and between Sientra, Inc. and Stifel, Nicolaus & Company, Incorporated

5.1	Opinion and Consent of DLA Piper LLP (US)

23.1	Consent of DLA Piper LLP (US) (included in Exhibit 5.1)

99.1	Press Release, dated February 8, 2021, titled “Sientra Commences Public Offering of Common Stock”

99.2	Press Release, dated February 8, 2021, titled “Sientra Announces Pricing of Public Offering of Common Stock”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

SIENTRA, INC.

Date: February 9, 2021	By:	/s/ Ronald Menezes

Ronald Menezes
President and Chief Executive Officer